Exhibit T3A-85

BENJAMIN J.CAVETANO                                              RAYMOND H. SATO
GOVERNOR                                                             COMPTROLLER

                                                        MARY PATRICIA WATERHOUSE
                                                              DEPUTY COMPTROLLER

                                 STATE OF HAWAII
                            DEPARTMENT OF ACCOUNTING
                              AND GENERAL SERVICES

                                ARCHIVES DIVISION

                              Hawaii State Archives
                              Iolani Palace Grounds
                             Honolulu, Hawaii 96813

I, JOLYN G. TAMURA, State Archivist of the Public Archives of the State of Hawaii, do hereby certify that the attached document is a true and correct copy of Partnership Registration Statement of HONOLULU RESOURCE RECOVERY VENTURE, registered on December 21, 1983, File No. 10303G5, from Partnership Registration Statements [Series 232], Department of Commerce and Consumer Affairs on in the STATE ARCHIVES, at Honolulu, State of Hawaii.

         Witness my hand and seal this 22nd day of January, 2001 at Honolulu, State of Hawaii.

                                         By: /s/ Jolyn G. Tamura
                                         -----------------------------------
                                         JOLYN G. TAMURA, STATE ARCHIVIST

                                 STATE OF HAWAII
                        DEPARTMENT OF REGULATORY AGENCIES
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                       PARTNERSHIP REGISTRATION STATEMENT

of Honolulu Resource Recovery Venture
        (name of partnership)

         This is to certify that the undersigned persons farmed a general partnership under the above name, and submit the following information as required by law:

1. The partnership was formed on December 19, 1983

2. The name and residence address of each partner is

         Combustion Engineering Hawaii, Inc.    Oahu Waste Energy Recovery, Inc.
         c/o Combustion Engineering, Inc.       700 Bishop Street
         908 Long Ridge Road                    P.O. Box 3230
         Stamford, Connecticut 06902            Honolulu, Hawaii 96801

3. The partnership is engaged in the business of designing, constructing, operating and maintaining a solid waste disposal and resource recovery facility.

4. The principal place of business is at 700 Bishop Street, Honolulu, Hawaii 96813.

5.       None of the partners is either a minor or an incompetent person.

We certify, under the penalties set forth in Section 425-13 of the Hawaii Revised Statutes, that we have read the above statement and that the same is true and correct.

Witness our hands this 21st day of December, 1983

         Combustion Engineering Hawaii, Inc.    Oahu Waste Energy Recovery, Inc.

By: /s/ George E. St. John                      By: /s/
    ------------------------------------            ---------------------------
Assistant Secretary                                       Vice President

                                                By: /s/
                                                    ---------------------------
                                                                       Secretary
                                         (over)

EXPEDITED REVIEW
Received Business Registration                                         FORM GP-2
Division 03/19/2001 4:11 PM                                               1/2000
Department of Commerce and
Consumer Affairs State of Hawaii

                                 STATE OF HAWAII
                   DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                         Business Registration Division
                              1010 Richards Street
              Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

                      PARTNERSHIP CHANGE OF NAME STATEMENT
                    (Section 425-7, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The partners changed the firm name, and submit the following information as required by law:

1. The former name of the domestic general partnership was: HONOLULU RESOURCE RECOVERY VENTURE. (name of Partnering Prior to change)

2. The partners changed the name to: COVANTA HONOLULU RESOURCE RECOVERY VENTURE. (New Name of Partnership)

3.       The date of this change was: February 28, 2001. (Month Day Year)

I certify, under the penalties set forth in Section 425-13, Hawaii Revised Statutes, that I have read the above statements and that the same are true and correct.

Signed this 12th day of March, 2001.

OGDEN PROJECTS OF HAWAII, INC.                  By: /s/ Patricia Collins
                                                    ----------------------------
                                                By: Patricia Collins
                                                    Assistant Secretary